As filed with the Securities and Exchange Commission on __________, 1999
                                                 Registration No. 333-__________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                          ___________________________

                                   Form S-8

                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                          ___________________________

                            GERBER SCIENTIFIC, INC.
            (Exact name of registrant as specified in its charter)

                  Connecticut                         06-0640743
          (State or other jurisdiction of          (I.R.S. Employer
          incorporation or organization)          Identification No.)

                              83 Gerber Road West
                            South Windsor, CT 06074
                                (860) 644-1551
              (Address, including zip code, and telephone number
                        of Principal Executive Offices)

         GERBER SCIENTIFIC, INC. 1992 EMPLOYEE STOCK PLAN, AS AMENDED
                           (Full title of the plan)

                   ________________________________________

                         Richard F. Treacy, Jr., Esq.
                              83 Gerber Road West
                            South Windsor, CT 06074
                                (860) 644-1551
           (Name, address and telephone number of agent for service)

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------
                                          Proposed       Proposed     Amount of
Title of                                  maximum        maximum      registration
securities        Amount                  offering       aggregate    fee
to be             to be                   price          offering
registered        registered              per share(1)   price(1)
Common Stock
($1 Par value)    2,000,000 shares(2)(3)  $23.8125       $47,625,000  $13,240
----------------------------------------------------------------------------------

(1) Pursuant to Rule 457(h), the proposed maximum offering price per share is estimated solely for the purpose of calculating the registration fee and is based upon the average of the high and low sales prices of the common stock of the registrant as reported on the New York Stock Exchange on July 19, 1999, a date within five business days of the date on which this registration statement is being filed.
(2) Plus, in accordance with Rule 416 of the Securities Act of 1933, as amended, such indeterminate number of additional shares as may become issuable pursuant to anti-dilution provisions of the Plan.
(3) In addition to the shares registered herein, 3,000,000 shares were previously registered under Registration Statements file nos. 33-58668 and 333-26177, and 2,687,936 of such shares have not yet been issued and are being carried forward. The amount of the filing fee associated with such securities previously paid was $14,935.

                               EXPLANATORY NOTE


     This Registration Statement is being filed to register additional shares for the Gerber Scientific, Inc. 1992 Employee Stock Plan, As Amended (the "Plan"). Pursuant to instruction E of the General Instructions to Form S-8, the contents of Registration Statements Nos. 33-58668 and 333-26177 in respect of the Company's 1992 Employee Stock Plan are hereby incorporated by reference.

     Pursuant to Rule 429 of the Securities Act of 1933, the prospectus covering securities registered pursuant to this Registration Statement also relates to the shares of the Company's Common Stock covered by Registration Statements Nos. 33-58668 and 333-26177.


                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in
Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan as required by Securities Act Rule 428(b). Such documents are not being filed with the Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated herein by reference:

     (1) the Company's Annual Report on Form 10-K for the year ended April 30, 1998.

     (2) the Company's Quarterly Reports on Form 10-Q for the quarters ended July 31, 1998, October 31, 1998 and January 31, 1999.

     (3) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of the Annual Report on Form 10-K.

     (4) the description of the Company's Common Stock contained in the Registration Statement on Form 8-A filed by the Company together with all amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities

     Not Applicable.

Item 5.   Interests of Named Experts and Counsel

     Not Applicable.

Item 6.   Indemnification of Directors and Officers

     Sections 33-770 to 33-778 of the Connecticut Business Corporation Act gives corporations the power to indemnify officers and directors under certain circumstances. Article III of the Company's by-laws provides for indemnification of officers and directors of the Company to the fullest extent permitted by applicable law. Further, the Plan provides for indemnification of current and past members of the Board of Directors or committee that administers the Plan by the Company against any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit or proceeding to which such member may be or become a party or in which

                                    -II-4-
such member may be or become involved by reason of any action taken or failure to act under the Plan and against any amounts paid by such member in settlement thereof (with the Company's written approval) or paid by such member in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of such member's lack of good faith. In addition, the Company maintains directors' and officers' reimbursement and liability insurance with National Union Fire Insurance Company pursuant to standard form policies with an aggregate limit of $25 million.

Item 7.   Exemption from Registration Claimed

     Not Applicable.

Item 8.   Exhibits

     4.1  Gerber Scientific, Inc. 1992 Employee Stock Plan, as Amended.

     5.1  Opinion of Steptoe & Johnson LLP

     23.1 Consent of Steptoe & Johnson LLP (included in the opinion filed as Exhibit 5.1).

     23.2 Consent of KPMG LLP

     24   Power of Attorney


Item 9.   Undertakings

     (a)  The undersigned registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those

                                    -II-5-
paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling person of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    -II-6-

                                  SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of South Windsor, State of Connecticut, on June 18, 1999.


                                        GERBER SCIENTIFIC, INC.



                                        By: /s/ MICHAEL J. CHESHIRE
                                            -----------------------
                                            Michael J. Cheshire
                                            Chairman and Chief Executive Officer


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Michael J. Cheshire and Richard F. Treacy, Jr., and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him in his name, place and stead, in any and all capacities, to sign any post-effective amendments to this Registration Statement, and any and all documents in connection therewith, and to file the same, with all exhibits thereto, and all documents in connection therewith with the Securities and Exchange Commission under the Securities Act of 1933, grants to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, and hereby ratifies, approves and confirms all that each of such attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                             Title                     Date


/s/ MICHAEL J. CHESHIRE       Chairman of the Board         June 16, 1999
-----------------------
Michael J. Cheshire           and Chief Executive Officer
                              (Principal Executive Officer)



/s/ GARY K. BENNETT           Senior Vice President,        June 16, 1999
-----------------------
                                    -II-7-

Gary K. Bennett               Finance (Principal Financial
                              and Accounting Officer)



/s/ GEORGE M. GENTILE         Director                      June 16, 1999
---------------------
George M. Gentile



/s/ A. ROBERT TOWBIN          Director                      June 16, 1999
--------------------
A. Robert Towbin



/s/ DAVID J. GERBER           Director                      June 16, 1999
-------------------
David J. Gerber



/s/ EDWARD E. HOOD, JR.       Director                      June 16, 1999
-----------------------
Edward E. Hood, Jr.



/s/ WILLIAM JEROME VEREEN     Director                      June 16, 1999
-------------------------
William Jerome Vereen



/s/ DAVID J. LOGAN            Director                      June 16, 1999
------------------
David J. Logan



/s/ DONALD P. AIKEN           Director                      June 16, 1999
-------------------
Donald P. Aiken



/s/ CAROLE F. ST. MARK        Director                      June 16, 1999
----------------------
Carole F. St. Mark



                                    -II-8-

                                 EXHIBIT INDEX

 Exhibit Number   Description of Exhibit

 4.1              Gerber Scientific, Inc. 1992 Employee Stock Plan, as Amended.

 5.1              Opinion of Steptoe & Johnson LLP

 23.1 Consent of Steptoe & Johnson LLP (included in the opinion filed as Exhibit 5.1).

 23.2             Consent of KPMG LLP

 24               Power of Attorney (included
                  on signature page)